HomeTrust Completes Conversion of Highly Accretive Acquisition

ASHEVILLE, NC - March 16, 2017 - HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“HomeTrust”), the holding company for HomeTrust Bank, announced today the completion of the system conversion related to its recent acquisition of TriSummit Bancorp, Inc. (“TriSummit”) and its wholly-owned subsidiary, TriSummit Bank. On Monday, March 13, 2017, all TriSummit Bank branches opened for business as HomeTrust Bank branches.
"I am extremely proud of the hard work of our combined teams uniting two separate banking operations and systems into one,” said Dana L. Stonestreet, Chairman, President, and CEO of HomeTrust. “We have truly enjoyed working with the TriSummit team while integrating our banks together to do more for our customers, employees, and stockholders and to capitalize on our combined strengths to grow our business in the Tri-Cities and eastern Tennessee.
"This in-market merger has increased our assets to approximately $3.1 billion and enables us to increase loan production and offer additional products to new and existing customers, while significantly reducing expenses. The completion of this acquisition only adds to the momentum we are already achieving across our expanded regional franchise through recently hired seasoned commercial lenders. In the first eight months of our current fiscal year, we have seen overall organic loan growth increase $147.2 million, or 13.1% annualized. With increases in loan growth and estimated cost savings of 48%, we fully expect earnings accretion, net of any merger related expenses, to be above 30% beginning in the fourth quarter of fiscal 2017."
As previously announced, HomeTrust completed the acquisition of TriSummit on January 1, 2017, when both TriSummit and TriSummit Bank merged into HomeTrust and HomeTrust Bank, respectively.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank (the “Bank”). As of December 31, 2016, HomeTrust had assets of $2.8 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 41 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 6th largest community bank headquartered in North Carolina.

Cautionary Statement Regarding Forward Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause actual results to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the acquisition by HomeTrust of TriSummit and/or the combined company might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which are available on our website at www.hometrustbanking.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this press release or our SEC filings are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE:          WWW.HOMETRUSTBANCSHARES.COM

Contact:

HomeTrust Bancshares, Inc.
Dana L. Stonestreet - Chairman, President and CEO
Tony J. VunCannon - Executive Vice President, CFO, and Treasurer
828-259-3939